UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 19, 2015

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)		27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Unifi, Inc. (the “Registrant”), pursuant to previously agreed upon employment terms, announced on November 19, 2015 that it has hired and will be appointing Sean D. Goodman as the Registrant’s Vice President and Chief Financial and Chief Accounting Officer, with a starting date of January 6, 2016. Mr. Goodman, age 50, has most recently (since April 2011) been Senior Vice President and Chief Financial Officer of the Americas region of Landis+Gyr (“Landis+Gyr Americas”). Mr. Goodman was formerly (from February 2006 to April 2011) an executive of The Home Depot, Inc. (“Home Depot”), where he had successive roles as Director of Strategic Business Development and Director of Finance, responsible for leading the finance functions of the Home Services Division of publicly held Home Depot, and ultimately heading financial planning and analysis for all of Home Depot. Landis+Gyr Americas is based in Alpharetta, Georgia, and Home Depot is based in Atlanta, Georgia; neither is an affiliate of the Registrant. Mr. Goodman has no familial relationship with any director or executive officer of the Registrant.

Landis+Gyr, a $1.5 billion subsidiary of publicly held Toshiba Corporation, is a provider of integrated energy management solutions to energy companies globally. As Chief Financial Officer of Landis+Gyr Americas, Mr. Goodman was responsible for all aspects of the company’s financial operations in the Americas, including business development and strategic planning, as well as financial management, treasury, accounting and information technology functions. Prior to joining Landis+Gyr, Mr. Goodman, in his executive roles at the over $3.5 billon Home Services Division business unit of Home Depot, and ultimately for all of Home Depot, had responsibilities and functions that extended across several financial operations and management areas, and included broad-ranging strategic analysis, financial planning, and M&A transactions.

Before joining the Home Depot enterprise in 2006, Mr. Goodman, who is a graduate of the Harvard Business School as well as a certified public accountant, had held positions as Head of Strategy and Corporate Development of GUS plc (f/k/a Great Universal Stores), a FTSE 100 retail and information services group based in the U.K.; Vice President, Investment Banking of Morgan Stanley in London; and Senior Manager (Treasury and Capital Markets Consulting Group) and Manager (Accounting and Auditing) of Deloitte & Touche LLP in New York.

The compensation terms for Mr. Goodman’s employment will include: (a) a base annual salary of $450,000; (b) a grant of restricted stock units for 20,000 shares of common stock; (c) participation in the Registrant’s annual incentive performance cash program (with potential to earn a bonus between 75% and 150% of his base salary); and (d) participation in the Registrant’s Supplemental Key Employee Retirement Plan (with an annual contribution by the Registrant equal to 8.5% of his base salary). Mr. Goodman will receive other employee benefits consistent with those provided by the Registrant to its other executive officers.

As previously announced, Christopher A. Smosna, Vice President and Treasurer of the Registrant, has been serving as interim Chief Financial and Chief Accounting Officer since November 2, 2015, and he will continue in those roles until Mr. Goodman joins the Registrant in January 2016. Mr. Smosna will continue thereafter as Vice President and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel

Dated: November 19, 2015

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